EXHIBIT 21.1

ABITIBIBOWATER INC.

SUBSIDIARY LISTING

As of December 31, 2011

Name	Jurisdiction of Incorporation
3239432 Nova Scotia Company	Nova Scotia
9192-8515 Quebec Inc. (1)	Quebec
AbiBow Canada Inc.	Canada
AbiBow Recycling LLC	Delaware
AbiBow US Inc.	Delaware
AbitibiBowater Canada Inc.	Canada
Abitibi Consolidated Europe	Belgium
Abitibi Consolidated Sales LLC	Delaware
Augusta Newsprint Company LLC	Delaware
Augusta Newsprint Holding LLC	Delaware
Bowater Asia Pte. Ltd.	Singapore
Bowater Canada Finance Corporation (2)	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater Europe Limited	United Kingdom
Bowater-Korea Ltd.	Korea
Bowater LaHave Corporation	Nova Scotia
Bowater Mersey Paper Company Limited (3)	Nova Scotia
Bowater Newsprint South LLC	Delaware
Bowater Nuway Mid-States Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater South American Holdings Incorporated	Delaware
Bridgewater Paper Company Limited (4)	United Kingdom
Bridgewater Paper Leasing Ltd.	United Kingdom
Brooklyn Power Corporation (3)	Canada
Calhoun Newsprint Company (5)	Delaware
Donohue Corp.	Delaware
Donohue Malbaie Inc. (3)	Quebec
Forest Products Mauricie L.P. (1)	Quebec
The International Bridge and Terminal Company	Canada/Special Act
Lake Superior Forest Products Inc.	Delaware
RFP Acquisition Inc.	Canada

Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of AbitibiBowater Inc. The names of certain other direct and indirect subsidiaries of AbitibiBowater Inc. have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	93.2 percent owned.

(2)	Bowater Canada Finance Corporation filed under the Bankruptcy and Insolvency Act (Canada) was dismissed from the CCAA Proceedings and is expected to be dismissed from the Chapter 11 Cases. For additional information, see Note 20, “Commitments and Contingencies – BCFC Bankruptcy and Insolvency Act filing,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	51 percent owned.

(4)	Effective February 2, 2010, Bridgewater Paper Company Limited filed for administration pursuant to U.K. insolvency law. For additional information, see Note 1, “Organization and Basis of Presentation – Bridgewater Administration,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	53.13 percent owned.